UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 5, 2025, the Company issued a press release announcing its results of operations and financial condition for the third quarter September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2025, the Board of Directors (the “Board”) of Recursion Pharmaceuticals, Inc. (the “Company”) appointed Najat Khan, Ph.D., the Company’s Chief Research and Development Officer and Chief Commercial Officer, as the Company’s Chief Executive Officer and President, and appointed Christopher Gibson, Ph.D., the Company’s Chief Executive Officer and President, as Chair of the Board, both effective as of January 1, 2026. Also on November 4, 2025, Dr. Gibson stepped down as the Company’s Chief Executive Officer and President, effective as of January 1, 2026.

Dr. Khan, age 42, has served as our Chief Research and Development Officer and Chief Commercial Officer since July 2024 and as a member of our Board since April 2024. Prior to joining the Company, Dr. Khan was Chief Data Science Officer and Senior Vice President, Global Head of Strategy, Portfolio & Operations for R&D at Johnson & Johnson Innovative Medicine from June 2023 to June 2024, where she helped to triple pipeline value and built an industry-leading data science organization — positioning J&J as one of the first major pharma companies to strategically scale AI across its R&D portfolio. She previously held the following roles with Johnson and Johnson: Chief Data Science Officer and Senior Vice President/Global Head, Strategy and Operations, R&D, from May 2020 to June 2023; Chief Operating Officer, R&D Data Science and Global Head, Strategy and Operations, R&D, from November 2019 to May 2020 and April 2019 to May 2020, respectively; and Head of R&D Strategic Initiatives from March 2018 to March 2019. She was also Co-chair of Johnson and Johnson’s Data Science Council from February 2020 to June 2024. Earlier in her career, Dr. Khan was a Senior Principal and Partner with The Boston Consulting Group (BCG), working with leading biopharma, biotech, payer, and provider organizations on strategy and operations. Dr. Khan holds a Ph.D. in Organic Chemistry from the University of Pennsylvania, an AI/ML Certification from MIT’s Computer Science and Artificial Intelligence Laboratory (CSAIL), and a B.A. in Computational Chemistry from Colgate University.

Other than her employment letter (as described below), there are no arrangements or understandings between Dr. Khan and any other persons pursuant to which Dr. Khan was appointed as Chief Executive Officer and President of the Company. There are also no family relationships between Dr. Khan and any director or executive officer of the Company, and she has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as the Company’s Chief Executive Officer and President, Dr. Khan and the Company entered into an employment letter (the “Khan Letter”). The Khan Letter amends the Employment Offer Letter between the Company and Dr. Khan dated July 1, 2024, and provides for an increase to Dr. Khan’s annual base salary to $680,000,and for the same enhanced severance benefits under the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”) as the Company’s existing Chief Executive Officer as described in the definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 25, 2025, which severance benefits will also include, in the event of a Non-CIC Qualifying Termination (as defined in the Severance Plan), vesting acceleration as to any unvested equity awards that otherwise would have vested during the twelve-month period following the date of a Non-CIC Qualifying Termination. On November 5, 2025, the Company granted to Dr. Khan restricted stock units with a value of $500,000 and stock options with a value of $500,000, each equity award vesting over four years subject to Dr. Khan’s continued service. These equity awards were granted under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and the forms of award agreements thereunder. In addition, subject to the approval of the compensation committee of the Board, Dr. Kahn also is expected to receive an equity award, which will have an aggregate value of at least $7,500,000, consisting of restricted stock units with a value of $3,750,000 and stock options with a value of $3,750,000, each equity award vesting over four years subject to Dr. Khan’s continued service. All equity awards will be made under the 2021 Plan and subject to the terms of the 2021 Plan and the forms of award agreements thereunder. The Company has also agreed in the employment letter to indemnify Dr. Khan from certain liabilities, costs and expenses by reason of her employment as an employee, officer or director of the Company. Except as set forth in the Khan Letter, there are no other changes to Dr. Khan’s compensation terms with the Company.

The foregoing summary of the Khan Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Khan Letter. The Company intends to file the Khan Letter as an exhibit to the periodic report covering the period during which the agreement was executed.

Dr. Gibson and the Company entered into an Advisory Agreement (the “Gibson Advisory Agreement”), which provides that Dr. Gibson shall serve in the role of Advisor to the CEO. The Advisory Agreement has an initial term of twelve months and is designed to honor Dr. Gibson’s vision and lasting contributions to the Company while promoting a smooth leadership transition. The Gibson Agreement provides for the payment of premiums for continued group health benefits for Dr. Gibson and his eligible dependents for a period of up to twelve months from January 1, 2026. In addition, each outstanding equity award previously granted to Dr. Gibson will continue to vest in accordance with the terms and conditions of the applicable equity plan and award agreement, subject to Dr. Gibson’s continued service under the Advisory Agreement and/or on the Board.

The foregoing summary of the Gibson Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gibson Agreement. The Company intends to file the Gibson Agreement as an exhibit to the periodic report covering the period during which the agreement was executed.

Appointment of Lead Independent Director

On November 4, 2025, and in connection with the appointment of Dr. Gibson as Chair of the Board, the Board appointed Robert Hershberg, M.D., Ph.D. to serve as its Vice Chair and Lead Independent Director, effective as of January 1, 2026. Dr. Hershberg has served as a member of the Board since May 2020 and as the Chair of the Board since June 2024. Dr. Hershberg will continue serving as the chair of the Board’s Compensation Committee, as a member of the Research and Development Committee, as a member of the Strategic Transactions and Finance Committee, and as a member of the ATM Pricing Committee.

In connection with Dr. Gibson’s appointment as Chair of the Board, he stepped down from the Board’s Strategic Transactions and Finance Committee and ATM Pricing Committee and Dr. Khan was appointed to the Strategic Transactions and Finance Committee, in each case effective as of January 1, 2026. Dr. Gibson will continue serving on the Board’s Corporate Social Responsibility Committee.

Item 7.01. Regulation FD Disclosure.

On November 5, 2025, the Company issued a press release announcing the leadership transitions described in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Also on November 5, 2025, the Company released an updated corporate presentation to the investor section of the Company’s website. A copy of the presentation is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Additionally, on November 5, 2025, the Company released a presentation made in connection with its L(earnings) call on November 5, 2025. A copy of the presentation is attached hereto as Exhibit 99.4 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 2.02 (including Exhibit 99.1) and 7.01 (including Exhibits 99.2, 99.3, and 99.4) on this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by the Company dated November 5, 2025
99.2	Additional press release issued by the Company dated November 5, 2025.
99.3	Investor presentation of Recursion Pharmaceuticals, Inc. dated November 5, 2025
99.4	L(earnings) call presentation of Recursion Pharmaceuticals, Inc. dated November 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 5, 2025.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Nathan Hatfield
Nathan Hatfield
Chief Legal Officer